Exhibit 10.31

Execution Version

LIMITED WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 23, 2026, is by and among VISKASE COMPANIES, INC., a Delaware corporation (the “Borrower”), the other Subsidiary Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the other Guarantors party thereto, certain financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of October 9, 2020 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, certain Defaults and/or Events of Default may have occurred and may be continuing as of the date hereof

WHEREAS, the Borrower has requested that the Lenders (i) waive those certain Defaults and/or Events of Default that may have occurred and may be continuing as of the date hereof, and (ii) amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to (i) waive such Defaults and/or Events of Default and (ii) amend the Credit Agreement, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LIMITED WAIVER

1.01	Limited Waiver.

(a)The Borrower acknowledges that certain Events of Default may have occurred and may be continuing as of the date hereof pursuant to (i) Section 8.01(d) of the Credit Agreement as a result of the Borrower’s possible failure to comply with the Consolidated Leverage Ratio covenant for the Measurement Period ended December 31, 2025, as set forth in Section 7.11(a) of the Credit Agreement and (ii) Section 8.01(d) of the Credit Agreement as a result of the Borrower’s possible failure to comply with the Consolidated Fixed Charge Coverage Ratio covenant for the Measurement Period ended December 31, 2025, as set forth in Section 7.11(b) of the Credit Agreement (each, a “Specified Default” and collectively, the “Specified Defaults”). The Borrower hereby (i) acknowledges and agrees that each of the Specified Defaults constitutes a material Event of Default, and (ii) represents and warrant that, except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof.

(b)Notwithstanding anything to the contrary in the Credit Agreement or the other Loan Documents, the Administrative Agent and the Lenders hereby waive the Specified Defaults, on a one-time basis.

1.02Effectiveness of Limited Waiver. The waiver granted by the Administrative Agent and the Lenders pursuant hereto shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Loan Parties, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Amendment, (c) be deemed a waiver of any transaction or future action on the part of the Loan Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than a Specified Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

2.01	Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following definitions in the applicable alphabetical order:

“Sixth Amendment” means that certain Limited Waiver and Sixth Amendment to the Credit Agreement dated as of the Sixth Amendment Effective Date, by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

“Sixth Amendment Effective Date” means January 23, 2026.

2.02	A new Section 2.09(c) is hereby added to the Credit Agreement as follows:

(c)Sixth Amendment Fee. In connection with the Sixth Amendment, the Borrower shall pay to the Administrative Agent an amendment fee (the “Sixth Amendment Fee”) in an amount equal to $136,375.00. The Sixth Amendment Fee shall be fully-earned, non-refundable, and due and payable as of the Sixth Amendment Effective Date. The Sixth Amendment Fee shall be distributed on a pro rata basis to each Lender (including Bank of America, N.A.) that delivers its executed signature page to the Sixth Amendment on or prior to 2:00 P.M. EST on the Sixth Amendment Effective Date.

2.03	The last paragraph of Section 2.16(b) of the Credit Agreement is hereby amended by restating such paragraph in its entirety as follows:

The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Commitment, in form and substance reasonably satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.16; provided, that, to the extent such amendments include any modifications to, or have the effect of modifying, the Credit Agreement or the other Loan Documents as described in Section 11.01, such amendments shall be governed by the applicable provisions in Section 11.01 notwithstanding this Section 2.16. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans or Term Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to Incremental Revolving Commitments and Incremental Term Loans that are Term Loans, respectively, made pursuant to this Agreement.

2.04	Section 6.17 of the Credit Agreement is hereby amended by restating the section in its entirety as follows:

(a)Execute and deliver the documents and complete the tasks set forth on Schedule 6.17, in each case within the time limits specified on such schedule, or such later date(s) as the Administrative Agent may agree in its discretion.

(b)Within 30 days after the Sixth Amendment Effective Date (or such longer period as shall be satisfactory to the Administrative Agent), execute and deliver to the Administrative Agent the following:

(i)An updated, completed Perfection Certificate, dated and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, including an updated organizational chart, updated schedules with respect to deposit accounts (including account numbers and whether or not such accounts are Excluded Accounts), pledged equity, and Intellectual Property of each domestic Loan Party;

(ii)Updated and complete schedules to the Credit Agreement (other than Schedules 6.17, 7.01, 7.02, 7.03, 7.05 and 7.08(a)), as certified by a Responsible Officer of the Borrower; and

(iii)Duly executed Qualifying Control Agreements (to the extent not previously delivered) for each deposit and securities account listed on updated Schedule 5.19(c) to the Credit Agreement that is not an Excluded Account.

(c)Within 10 days after the Sixth Amendment Effective Date, provide written confirmation, as certified by a Responsible Officer of the Borrower, to the Administrative Agent that the Borrower has received cash equity in an amount that is no less than $10,000,000.

2.05A new Section 6.18 is hereby added to the Credit Agreement as follows:

6.18 Cooperation with Administrative Agent’s Financial Advisor. From and after the Sixth Amendment Effective Date, the Borrower shall (i) provide the Administrative

Agent’s financial advisor with reasonable access to the Borrower’s facilities, financial information and members of senior management at reasonable times and places as is reasonably necessary to perform the services required under its engagement with the Administrative Agent (or its counsel) and (ii) reimburse the Administrative Agent promptly upon demand for any reasonable costs and fees incurred by the Administrative Agent (or its counsel) in connection with the engagement of such financial advisor and/or the services rendered by such financial advisor in accordance with Section 11.04(a).

2.06	Section 7.01(h) of the Credit Agreement is hereby amended by restating such section in its entirety as follows:

(h)Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries arising from agreements providing for indemnification, holdbacks, working capital or other purchase price adjustments, earn-outs, non-compete agreements, deferred compensation or similar obligations in connection with transactions not prohibited hereunder, in an aggregate amount not to exceed at any one time outstanding $100,000;

2.07	Section 7.01(m) and the immediately following paragraph of the Credit Agreement are hereby amended by restating such sections in their entirety as follows:

(m)other Indebtedness of the Borrower and the Restricted Subsidiaries (excluding, in each case, Indebtedness of the type described in Section 7.01(h), (i), (k) and (l)) in an aggregate principal amount not exceeding the greater of (x) $15,000,000, or (y) 3.0% of the Total Assets of the Borrower and its Restricted Subsidiaries, taken as a whole, at any time outstanding.

For purposes of determining the outstanding principal amount of any particular Indebtedness incurred pursuant to this Section 7.01, Indebtedness permitted by this Section 7.01 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, unless expressly prohibited by such provision.

2.08	Section 7.02(p) of the Credit Agreement is hereby amended by restating such section its entirety as follows:

(p) [Reserved.]

2.09	Section 7.03(h) of the Credit Agreement is hereby amended by restating such section in its entirety as follows:

(h) advances to officers, directors and employees of the Borrower and its Restricted Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes consistent with past practice, in an aggregate amount not to exceed at any one time outstanding $50,000;

2.10	Section 7.03(m) of the Credit Agreement is hereby amended by restating such section in its entirety as follows:

(m) other Investments (excluding, in each case, Investments of the type described in Section 7.03(c)(ii), 7.03(h) and 7.03(k)) in an aggregate amount at one time outstanding not to exceed $25,000,000.

2.11Section 11.01(a)(iv) of the Credit Agreement is hereby amended by restating such section in its entirety as follows:

(iv) (A) change Section 8.03 or Section 2.13 in a manner that would alter the pro rata sharing of payments, the pro rata application of proceeds, the pro rata reduction of commitments or the order of any waterfall required thereby, in each case, without the written consent of each Lender, (B) change Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby or (C) except as permitted under Section 9.10(a)(ii), subordinate, or have the effect of subordinating, the Liens granted to the Administrative Agent for the benefit of the Lenders as of the Closing Date, or subordinate, or have the effect of subordinating, the Secured Obligations hereunder to any other Indebtedness, in each case without the written consent of each Lender;

2.12Section 11.04(a) of the Credit Agreement is hereby amended by restating the section in its entirety as follows:

(a)Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, (A) the reasonable fees, charges and disbursements of counsel and other Related Parties for the Administrative Agent and its Affiliates and (B) due diligence expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel and other Related Parties for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.01

Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent and as determined by the Administrative Agent in its sole discretion):

(a)Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, Lenders constituting the “Required Lenders” and the Administrative Agent.

(b)Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(c)Incumbency Certificate.The Administrative Agent shall have received an incumbency certificate of the Responsible Officers (including specimen signatures) of each Loan Party (to the extent not previously delivered) as of the Amendment Effective Date.

(d)Sixth Amendment Fee. The Administrative Agent shall have received payment of the Sixth Amendment Fee equal to $136,375.00, which shall be fully earned by the Administrative Agent and each Lender party hereto, non-refundable and due and payable as of the Amendment Effective Date.

(e)Fees and Expenses. The Administrative Agent shall have received from the Borrower all fees and expenses required to be paid or reimbursed by the Borrower hereunder or the Credit Agreement (as amended hereby), including (i) all fees and expenses of McGuireWoods LLP, as counsel to the Administrative Agent, that have been invoiced prior to the Amendment Effective Date and (ii) all fees and expenses of Ankura Consulting Group, LLC, as financial advisor to the Administrative Agent, that have been invoiced prior to the Amendment Effective Date.

(f)Anti-Money-Laundering; Beneficial Ownership. Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

ARTICLE IV

MISCELLANEOUS

4.01Amended Terms. Except as expressly set forth herein or in the Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit

Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.02Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, except for such as have been made or obtained and are in full force and effect.

(d)The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date or those which are qualified by materiality, which shall be true and correct in all respects).

(e)After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)The Secured Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.03Reaffirmation of Obligations. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, and after giving effect to this Amendment, the Borrower and each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. Each Guarantor hereby reaffirms its obligations under the Guaranty and agrees that its obligation to guarantee the Obligations is in full force and effect as of the date hereof.

4.04Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.05Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.06Counterparts; Telecopy. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

4.07No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.08GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

4.09	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.10Jurisdiction; Consent to Services of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14(b), 11.14(c), 11.14(d) and 11.15 of the Credit Agreement are hereby incorporated into this Amendment by reference, mutatis mutandis.

4.11General Release. In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Administrative Agent, the L/C Issuer, the Swingline Lender, the Lenders and each of the foregoing’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims, liabilities, obligations, affirmative defenses, counterclaims, setoffs and demands whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws, or otherwise, that any Loan Party would have been legally entitled to assert, based on, relating to, or in any manner arising from, in whole or in part, which arise out of or are related to this Amendment, the Credit Agreement, the other Loan Documents, the Secured Obligations or the Collateral and the transactions contemplated thereby (any of the foregoing, a “Released Claim” and collectively, the “Released Claims”). Without limiting the generality of the foregoing, each Loan Party absolutely, unconditionally and irrevocably waives and affirmatively agrees not to allege or otherwise pursue any of the Released Claims, or any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have under, or in connection with, any Released Claim released and/or discharged by the Loan Parties pursuant to this Section 4.11. The foregoing release, covenant and waivers of this Section 4.11 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of any of the Loans, or the termination of the Credit Agreement, this Amendment, any other Loan Document or any provision hereof or thereof.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	VISKASE COMPANIES. INC.

	By:	/s/ Mackenzie Stender
	Name:	Mackenzie Stender
	Title:	Interim Vice President and Chief Financial Officer

VISKASE FILMS, INC.

By:	/s/ Michael Blecic
Name:	Michael Blecic
Title:	Vice President, Chief Accounting Officer, and Treasurer

WSC CORP.

By:	/s/ Michael Blecic
Name:	Michael Blecic
Title:	Vice President, Chief Accounting Officer, and Treasurer

VISKASE DEL NORTE, S.A. DE C.V.

By:	/s/ Michael Blecic
Name:	Michael Blecic
Title:	Vice President, Chief Accounting Officer, and Treasurer

SERVICIOS VISKASE DEL NORTE, S.A. DE C.V.

By:	/s/ Michael Blecic
Name:	Michael Blecic
Title:	Vice President, Chief Accounting Officer, and Treasurer

VISKASE SAS

By:	/s/ Thomas D. Davis
Name:	Thomas Dale Davis
Title:	President

VISKASE GMBH

By:	/s/ Thomas D. Davis
Name:	Thomas Dale Davis
Title:	Geschäftsführer/Managing Director

CT CASINGS BETEILIGUNGS GMBH

By:	/s/ Thomas D. Davis
Name:	Thomas Dale Davis
Title:	Geschäftsführer/Managing Director

WALSRODER CASINGS GMBH

By:	/s/ Thomas D. Davis
Name:	Thomas Dale Davis
Title:	Geschäftsführer/Managing Director

VISKASE SPA

By:	/s/ Thomas D. Davis
Name:	Thomas Dale Davis
Title:	President

VISKASE POLSKA SP. Z O.O.

By:	/s/ Thomas D. Davis
Name:	Thomas Dale Davis
Title:	President of the Management Board

VISKASE SPAIN SLU

By:	/s/ Thomas D. Davis
Name:	Thomas Dale Davis
Title:	Director (Administrador Solidario)

VISKASE SALES PHILIPPINES INC.

By:	/s/ Mark Arroyo
Name:	Mark Arroyo
Title:	Chairman and President

VISKASE ASIA-PACIFIC CORP.

By:	/s/ Mark Arroyo
Name:	Mark Arroyo
Title:	Chairman and President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Rose Thomas
Name:	Rose Thomas
Title:	Assistant Vice President

BANK OF AMERICA, N.A., individually as a Lender, L/C Issuer and Swingline Lender

By:	/s/ Andrew J. Maidman
Name:	Andrew J. Maidman
Title:	Senior Vice President

BMO BANK N.A., as a Lender

By:	/s/ Constantine Bilitsis
Name:	Constantine Bilitsis
Title:	Vice President

ASSOCIATED BANK, N.A., as a Lender

By:	/s/ J. Eric Bergren
Name:	J. Eric Bergren
Title:	Senior Vice President

CITIZENS BANK, N.A., as a Lender

By:	/s/ Besi Tsakiris
Name:	Besi Tsakiris
Title:	Vice President